EXHIBIT 5.1

[Letterhead of Cadwalader, Wickersham & Taft LLP]

April 23, 2004

Immunomedics, Inc.

300 American Road

Morris Plains, New Jersey 07950

Re:	Immunomedics, Inc. Registration Statement on Form S-3 of $60,000,000
Aggregate Initial Offering Price of Securities

Ladies and Gentlemen:

We have acted as special counsel to Immunomedics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an indeterminate number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), depositary shares evidencing fractional interests in a share of Preferred Stock (the “Depositary Shares”), and warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”), with an aggregate initial public offering price of up to $60,000,000. The Preferred Stock will be issued in one or more series, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of which shall be fixed by resolutions to be adopted prior to such issuance by the Board of Directors of the Company or a duly authorized committee thereof. The Depositary Shares will be issued by the Company under deposit agreements substantially in the form of the deposit agreement filed as Exhibit 4.11 to the Registration Statement (the “Deposit Agreement”). The Warrants will be issued by the Company under warrant agreements substantially in the form of the warrant agreement filed as Exhibit 4.12 to the Registration Statement (the “Warrant Agreement”). The Common Stock, the Preferred Stock, the Depositary Shares and the Warrants will be sold by the Company either (i) directly on its own behalf, (ii) pursuant to one or more underwriting agreements substantially in the form of the underwriting agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”) or (iii) by any other legally available means.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below.

C  A  D  W  A  L  A  D  E  R

Immunomedics, Inc.

April 23, 2004

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, oral or written statements and other information obtained from representatives of the Company and others, and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon: (i) the Registration Statement, (ii) the prospectus that is a part of the Registration Statement (the “Prospectus”), (iii) the form of Deposit Agreement, (iv) the form of Warrant Agreement, (v) the form of Warrant Certificate attached as Exhibit A to the Warrant Agreement, (vi) the form of Underwriting Agreement; and (vii) such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion. Items (i) through (vi) above are referred to in this letter as the “Transaction Documents.”

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

Based upon and subject to the foregoing, we are of the opinion that:

1.	Provided that any issuance of Common Stock by the Company is duly authorized by the Company’s Board of Directors and that the total number of shares of Common Stock issued by the Company at no time exceeds the maximum number of shares of Common Stock authorized to be issued by the

C  A  D  W  A  L  A  D  E  R

Immunomedics, Inc.

April 23, 2004

Company’s certificate of incorporation, the shares of Common Stock, when issued, paid for and delivered, as contemplated by the Prospectus, as the same may be amended or supplemented from time to time, will be legally issued, fully paid and non-assessable.

2.	Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be amended or supplemented from time to time, and provided that any issuance of Preferred Stock by the Company is duly authorized by the Company’s Board of Directors and that the total number of shares of Preferred Stock issued by the Company at no time exceeds the maximum number of shares of Preferred Stock authorized to be issued by the Company’s certificate of incorporation, the shares of Preferred Stock, when issued, paid for and delivered, as contemplated by the Prospectus, as the same may be amended or supplemented from time to time, will be legally issued, fully paid and non-assessable.

3.	Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be amended or supplemented from time to time, and provided that any issuance of Depositary Shares is duly authorized by the Company’s Board of Directors and that the total number of Depositary Shares issued by the Company at no time exceeds the maximum number of shares of Preferred Stock authorized to be issued by the Company’s certificate of incorporation, the Depositary Shares, when issued, paid for and delivered pursuant to the terms of the Deposit Agreement as contemplated by the Prospectus, as the same may be amended or supplemented from time to time, will be validly issued, fully paid and non-assessable.

4.	The Warrants, when duly authorized and executed by the Company, issued in accordance with the terms of the Warrant Agreement and sold and delivered by the Company as contemplated by the Prospectus, as the same may be amended or supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Warrant Agreement.

C  A  D  W  A  L  A  D  E  R

Immunomedics, Inc.

April 23, 2004

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption “Legal Matters,” without admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States of America for registration or qualification of the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants under the securities laws of such states.

We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Sincerely,

/s/ CADWALADER, WICKERSHAM & TAFT LLP